Exhibit 99.1

LOOP INDUSTRIES FORMS STRATEGIC ALTERNATIVES COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE

Board-Led Process Will Prioritize Capital Formation for the India Joint Venture While Evaluating Strategic and Financial Alternatives

MONTREAL, QC / ACCESS Newswire / September 17, 2026 / Loop Industries, Inc. (NASDAQ: LOOP) (“Loop” or the “Company”), a clean technology company producing virgin-quality PET plastic and polyester fiber from waste materials, today announced that its Board of Directors has formed a Strategic Alternatives Committee to advance commercialization, strengthen the Company’s capital position and maximize long-term shareholder value.

The Committee’s formation follows Jeff Geygan’s appointment as Chairman of the Board and the separation of the Chairman and Chief Executive Officer roles, creating a formal Board-led process to evaluate Loop’s capital needs, strategic direction and opportunities to unlock the value of its technology and intellectual-property platform.

The Committee’s immediate priority is to support management in securing Loop’s required capital contribution and broader project-financing structure for the planned India joint venture through project-level debt, strategic capital, equity financing or a combination of those sources.

The Committee will evaluate strategic and financial alternatives, including strategic investments, project-level financing, licensing and commercial partnerships, regional joint ventures, business combinations, corporate-structure alternatives, a potential sale, merger or going-private transaction, and other initiatives to enhance shareholder value.

“The recent change in Board leadership is a catalyst for a disciplined review of Loop’s strategic and financial alternatives,” said Jeff Geygan, Chairman of the Board. “Our immediate priority is securing the capital required to advance the India joint venture through the most efficient and shareholder-aligned structure available. At the same time, the Board will evaluate every credible path to unlock the value of Loop’s technology and intellectual-property platform and maximize shareholder value.”

Daniel Solomita, Founder and Chief Executive Officer, will continue to lead Loop’s operating and commercial activities, including the India joint venture, strategic customer and partner relationships, financing initiatives and commercialization of Loop’s technology platform.

The Company has not made any decision regarding a specific alternative, and no timetable has been established for completing the review. There can be no assurance the process will result in a sale, merger, going-private transaction or any other transaction or outcome.

Loop does not intend to comment further regarding the review unless and until the Board approves a specific course of action or determines that additional disclosure is appropriate or required.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the shift from fossil fuels to sustainable PET plastic and polyester fiber. Loop owns patented and proprietary technology that depolymerizes waste PET plastic and polyester fiber - including bottles, packaging, carpets and textiles - into their base building blocks.

Those monomers are filtered, purified and polymerized into virgin-quality Loop™ branded PET resin for food-grade packaging and polyester fiber. Loop’s technology is designed to recycle PET plastic and polyester fiber repeatedly without quality degradation, helping brands meet sustainability goals and reduce reliance on virgin fossil-based materials.

For more information, please visit www.loopindustries.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the Strategic Alternatives Committee, the strategic review process, the Company’s ability to secure its required capital contribution for the India joint venture, the broader project-financing structure, potential project-level debt, strategic capital or equity financing, commercialization of the Company’s technology, strategic investments, licensing and commercial partnerships, regional joint ventures, business combinations, corporate-structure alternatives, a potential merger, sale or going-private transaction, and the ability of any such initiative or transaction to enhance shareholder value.

These forward-looking statements are based on management’s current expectations and assumptions and are subject to numerous risks, uncertainties and other factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, the Company’s ability to obtain sufficient financing on acceptable terms; the completion and timing of project-level financing; the Company’s ability to fund its required contribution to the India joint venture; the willingness of strategic, financial and commercial counterparties to enter into definitive agreements; market and economic conditions; regulatory requirements; the possibility that the strategic review will not result in any transaction; and the other risks described in the Company’s filings with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this news release. Except as required by applicable law, Loop Industries undertakes no obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances.

Investor and Media Contact

Kevin C. O’Dowd
Investor Relations
Loop Industries, Inc.
+1 617-755-4602
kodowd@loopindustries.com
www.loopindustries.com